Exhibit 4.13
DECLARATION OF TRUST OF
MAX CAPITAL TRUST I
     THIS DECLARATION OF TRUST, dated as of August 10, 2007, among Max Capital Group Ltd., a Bermuda holding company, as Depositor (the “Depositor”), C T Corporation Staffing, Inc., a Delaware corporation, not in its individual capacity but solely as trustee (the “Delaware Trustee”,) and Peter A. Minton and Joseph W. Roberts, as trustees (the “Regular Trustees” and collectively with the Delaware Trustee, the “Trustees”). The Depositor and the Trustees hereby agree as follows:
     1. The trust created hereby shall be known as the Max Capital Trust I, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.
     3. The Depositor and Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance by such Trust of the Preferred Securities and Common Securities referred to in the 1933 Act Registration Statement referred to below. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.
     4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq Global Select Market and/or the Bermuda Stock Exchange (the “Exchanges”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on one or both of the

Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust an underwriting agreement relating to the Preferred Securities, among the Trust, the Depositor and the underwriters named therein. In the event that any filing referred to in clauses (i) through (iii) above is required by the rules and regulations of the Commission, the Exchanges or any other national stock exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, any Regular Trustee, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that CT Corporation Staffing, Inc., in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchanges or any other national stock exchange or state securities or blue sky laws. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Peter A. Minton and Joseph W. Roberts, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.
     5. This Declaration of Trust may be executed in one or more counterparts.
     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. In addition, the Trust shall always have at least one other Trustee other than the Delaware Trustee to perform all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Statutory Trust Act. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days’ prior written notice to the Depositor.
     7. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Statutory Trust Act. The Delaware Trustee is serving the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Statutory Trust Act to have at least one trustee who has its principal place of business in the State of Delaware.

     8. The Delaware Trustee shall not be liable to the Trust or its beneficiaries for any of its acts or omissions except for acts or omissions constituting bad faith or willful misconduct.
     9. The Delaware Trustee shall not have any duty or obligation to manage or deal with the Trust’s property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Delaware Trustee is a party, except as expressly provided by the terms of this Declaration of Trust, and no implied duties or obligations shall be read herein against the Delaware Trustee, including without limitation that no action requested of the Delaware Trustee shall require the performance of any investigation, analysis, or other due diligence activities by the Delaware Trustee in respect to such action or the performance of its duties on behalf of the Trust generally.
     10. Pursuant to Section 3803(b) of the Statutory Trust Act, the Delaware Trustee shall not be liable to any person other than the Trust or a beneficiary of the Trust for any act, omission or obligation of the Trust or any trustee thereof and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration of Trust or any other agreement or instrument related to the Trust shall look only to the Trust’s property for payment or satisfaction thereof.
     11. Pursuant to Section 3806(c) of the Statutory Trust Act, to the extent that at law or in equity the Delaware Trustee, as trustee, has duties (including fiduciary duties) and liabilities relating to the Trust or to beneficiaries thereof, the Delaware Trustee’s duties and liabilities are hereby eliminated and restricted to the fullest extent allowable under applicable law and the Delaware Trustee shall not be liable to the Trust or to any beneficial owner of the Trust for any action taken in good faith reliance on the terms of this Declaration of Trust.
     12. This Declaration of Trust shall be governed by and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
[signature page follows]

[Signature Page to Declaration of Trust of Max Capital Trust I]
     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

MAX CAPITAL GROUP LTD., as Depositor

By:	/s/ Peter Minton
Name:	Peter Minton

Title:	Executive Vice President and Chief Operating Officer

C T CORPORATION STAFFING, INC., not in its individual capacity but solely as Delaware Trustee

By:	/s/ Jennifer A. Schwartz

Name:	Jennifer A. Schwartz

Title:	Assistant Vice President

/s/ Peter Minton

as Regular Trustee
Name:	Peter Minton

/s/ Joseph Roberts

as Regular Trustee
Name:	Joseph Roberts

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